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                                                              Exhibit 99.(b)(2)

                             UNDISCOVERED MANAGERS FUND

                                   AMENDMENT TO
                                     BY-LAWS
                                       OF
                             UNDISCOVERED MANAGERS FUNDS
                                   ("BY-LAWS")

       Pursuant to Article 12 of the By-Laws, the Trustees of Undiscovered Managers Fund, by unanimous vote at a meeting held on July 14, 2004, amended the By-Laws as follows (revised language is marked):

1.     Article 11, Section 11.2 is added to read:

               "SECTION 11.2. CONDUCT OF MEETINGS OF SHAREHOLDERS. THE MEETINGS OF SHAREHOLDERS SHALL BE PRESIDED OVER BY THE PRESIDENT, OR
       IF HE OR SHE IS NOT PRESENT, BY THE CHAIRMAN, OR IF HE OR SHE IS NOT PRESENT, BY ANY VICE PRESIDENT, UNLESS THERE IS AN EXECUTIVE VICE PRESIDENT, OR IF NONE OF THEM IS PRESENT, THEN ANY OFFICER OF THE TRUST APPOINTED BY THE PRESIDENT TO ACT ON HIS OR HER BEHALF SHALL PRESIDE
       OVER SUCH MEETINGS. THE SECRETARY, IF PRESENT, SHALL ACT AS A SECRETARY OF SUCH MEETINGS, OR IF HE OR SHE IS NOT PRESENT OR IS OTHERWISE PRESIDING OVER THE MEETING IN ANOTHER CAPACITY, AN ASSISTANT SECRETARY, IF ANY, SHALL SO ACT. IF NEITHER THE SECRETARY NOR THE ASSISTANT SECRETARY IS PRESENT OR, IF PRESENT, THE SECRETARY IS OTHERWISE PRESIDING OVER THE MEETING IN ANOTHER CAPACITY, THEN ANY SUCH PERSON APPOINTED BY THE SECRETARY TO ACT ON HIS OR HER BEHALF SHALL ACT AS SECRETARY OF SUCH MEETINGS."

2.     Article 11, Section 11.3 is added to read:

              "SECTION 11.3. ADJOURNED MEETING; NOTICE. ANY MEETING OF SHAREHOLDERS, WHETHER OR NOT A QUORUM IS PRESENT, MAY BE ADJOURNED FROM TIME TO TIME BY THE VOTE OF A MAJORITY OF THE SHARES REPRESENTED AT THE MEETING, EITHER IN PERSON OR BY PROXY. NOTWITHSTANDING THE ABOVE, BROKER NON-VOTES WILL BE EXCLUDED FROM THE DENOMINATOR OF THE CALCULATION OF THE NUMBER OF VOTES REQUIRED TO APPROVE ANY PROPOSAL TO ADJOURN A MEETING. NOTICE OF ADJOURNMENT OF A SHAREHOLDERS' MEETING TO ANOTHER TIME OR PLACE NEED NOT BE GIVEN, IF SUCH TIME AND PLACE ARE ANNOUNCED AT THE MEETING AT WHICH ADJOURNMENT IS TAKEN AND THE ADJOURNED MEETING IS HELD WITHIN A REASONABLE TIME AFTER THE DATE SET FOR THE ORIGINAL MEETING. AT ANY ADJOURNED MEETING, THE TRUST MAY TRANSACT ANY BUSINESS WHICH MIGHT HAVE BEEN TRANSACTED AT THE ORIGINAL MEETING."